Exhibit 15.2

[PricewaterhouseCoopers Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-100069) of NetEase.com, Inc. of our report dated June 26, 2007, relating to the financial statements, financial statements schedule I, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 20-F.

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

June 26, 2007